EXHIBIT 99.5
------------

AT THE TRUST
Robert G. Higgins                          L.G. Schafran
First Vice President, General Counsel      Chairman and Interim CEO,
                                           President
312/683-5539                               312/683-5525
bhiggins@banyanreit.com                    ir@banyanreit.com


FOR IMMEDIATE RELEASE
TUESDAY MARCH 13, 2001



            BANYAN STRATEGIC REALTY TRUST REPORTS $0.05 NET INCOME PER COMMON SHARE FOR FOURTH QUARTER; ADOPTS LIQUIDATION
                           ACCOUNTING EFFECTIVE 2001


CHICAGO, MARCH 13, 2001 - BANYAN STRATEGIC REALTY TRUST (Nasdaq: BSRTS), a real estate investment trust, today announced fourth quarter 2000 net income available to common shareholders of $0.7 million or $0.05 per diluted common share.


CONSOLIDATED FINANCIAL RESULTS
------------------------------

For the fourth quarter 2000 Banyan reported a net income available to common shareholders of $0.7 million, or $0.05 per diluted share, on revenues of $9.7 million. This compared to net income of $4.8 million, or $0.36 per diluted share, on revenues of $10.3 million for the fourth quarter of the previous year. Excluding the effects of a $4.1 million or $0.30 per diluted share gain on disposition of investments in real estate and a ($0.2) million or ($0.01) per diluted share extraordinary item, the Trust reported net income of $0.9 million or $0.07 per diluted share for the fourth quarter of 1999. EBITDA (earnings before interest, tax, depreciation and amortization) was $5.1 million for the quarter ended December 31, 2000, compared to $5.7 million for the fourth quarter of 1999.

For the year ended December 31, 2000 Banyan reported net income available to common shareholders of $2.0 million, or $0.14 per diluted share, on revenues of $37.8 million. This compared to net income of $8.5 million, or $0.63 per diluted share, on revenues of $41.7 million during the previous year. Excluding the effects of a $4.1 million or $0.30 per diluted share gain on disposition of investments in real estate and a ($0.2) million or ($0.01) per diluted share extraordinary item, the Trust reported net income of $4.6 million or $0.34 per diluted share for the year ended December 31, 1999. Banyan's net income for the year 2000 includes a charge of approximately ($1.9) million or ($0.13) per diluted share related to the severance and retention program that was adopted in the third quarter. EBITDA was $19.5 million for the twelve months ended December 31, 2000, compared to $23.6 million for the same period in the prior year.

The decreases in net income and total revenues for the quarter and twelve months ending December 31, 2000 compared to the same periods in 1999 are directly attributable to the decrease in the number of properties owned. During the fourth quarter of 1999, Banyan disposed of four apartment complexes and one flex industrial property and used the net proceeds primarily to reduce corporate debt.








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PORTFOLIO PERFORMANCE
---------------------

Total revenue for the fourth quarter 2000 was $9.7 million, which represents a decrease of approximately 5.8% from the $10.3 million in revenue reported during the same period in the prior year.

The decline in revenue is primarily due to a reduction in the number of properties owned by Banyan during the fourth quarter 2000 compared to the prior year. However, on a same-store basis, when comparing the operational results of the same properties owned by Banyan during the fourth quarter 2000 with the same period in the prior year, total revenues increased by 4.2%.

The average occupancy at Banyan's 27 properties was 85% at December 31, 2000. This represents an increase from 84% as of September 30, 2000 which is primarily due to positive leasing activity during the quarter. As of March 1, 2001, the average occupancy of the Trust's properties improved to 87%.


Balance Sheet
-------------

As of December 31, 2000 total debt and equity market capitalization was approximately $205 million. EBITDA coverage ratio for the three-month period ended December 31, 2000 was 2.2 to 1 and was 2.1 to 1 for the year ending December 31, 2000. The Trust had approximately $119.7 million of total debt outstanding as of December 31, 2000.


LIQUIDATION BASIS OF ACCOUNTING
-------------------------------

As previously announced, Banyan adopted a Plan of Termination and Liquidation on January 5, 2001 and, on January 8, 2001, announced that it had entered into a definitive agreement to sell all of its real estate assets to Denholtz Management Corporation ("Denholtz") at a price of $226 million. The potential buyer is proceeding with its due diligence which must be completed by March 30, 2001. During the due diligence period, Denholtz has the right to terminate the contract for any reason without penalty. The closing is scheduled for April 30, 2001, unless extended pursuant to the contract.

In prior quarters, Banyan has reported Funds from Operations ("FFO") and Funds Available for Distribution ("FAD") in its public filings and press releases in order to compare its results with those of other REIT's. In light of the Trust's adoption of a Plan of Termination and Liquidation, it will no longer present this information because its operations are no longer comparable to those of other REIT's. Furthermore, beginning in 2001, the Trust will adopt the liquidation basis of accounting and will consequently cease reporting net income. Instead, the Trust's filings will report Net Assets in Liquidation and a Statement of Changes in Net Assets in Liquidation.

Banyan Strategic Realty Trust is an equity Real Estate Investment Trust
(REIT) that owns primarily office and flex/industrial properties. The properties are located in certain major metropolitan areas of the Midwest and Southeastern United States, including Atlanta, Georgia and Chicago, Illinois, and smaller markets such as Huntsville, Alabama; Louisville, Kentucky; Memphis, Tennessee; and Orlando, Florida. The Trust's current portfolio consists of 27 properties totaling 3.5 million rentable square feet. As of March 1, 2001 the Trust has 14,291,940 shares of beneficial interest outstanding.






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Except for the historical information contained herein, certain matters discussed in this release are forward-looking statements, the achievement of which involve risks and uncertainties that are detailed from time to time in our reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 2000. The "Management's Discussion and Analysis of Financial Condition and Results of Operations" section was included in our Form 10-K for the year ended December 31, 2000 which was filed with the Securities and Exchange Commission on March 9, 2001. Without limitation the foregoing words such as "anticipates", "expects", "intends", "plans", and similar expressions are intended to identify forward-looking statements.




              See Banyan's Website at http://www.banyanreit.com.

       For further information regarding Banyan free of charge via fax, dial 1-800-PRO-INFO and enter "BSRTS".



FINANCIAL TABLES TO FOLLOW


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BANYAN STRATEGIC REALTY TRUST




                            SELECTED FINANCIAL DATA
                 (Dollars in thousands, except per share data)



                              Three Months Ended          Year Ended
                             12/31/00    12/31/99    12/31/00    12/31/99
                            ----------  ----------  ----------  ----------

Total revenue. . . . . . .  $    9,701      10,296      37,796      41,716

Operating expenses . . . .      (8,780)     (9,226)    (34,680)    (36,597)
                            ----------  ----------  ----------  ----------

Operating income . . . . .         921       1,070       3,116       5,119

Minority interest in con-
  solidated partnerships .         (88)       (157)       (491)       (538)
Net gains on disposition
  of real estate . . . . .       --          4,089       --          4,089
Extraordinary item,
  net of minority
  interest . . . . . . . .       --           (183)        (42)       (183)
                            ----------  ----------  ----------  ----------
Net income . . . . . . . .         833       4,819       2,583       8,487

Less Income Allocated
  to Preferred Shares. . .        (154)      --           (585)      --
                            ----------  ----------  ----------  ----------
Net Income Available
  to Common Shares . . . .  $      679       4,819       1,998       8,487
                            ==========  ==========  ==========  ==========

Basic and Diluted
 Earnings Available to
 Common Shares Per
 Weighted-Average
 Common Share:
  Income Before Net
    Gains and Extra-
    ordinary Item. . . . .  $     0.05        0.07        0.14        0.34
                            ==========  ==========  ==========  ==========
Net Income . . . . . . . .  $     0.05        0.36        0.14        0.63
                            ==========  ==========  ==========  ==========

Weighted average
  basic shares . . . . . .  14,257,184  13,527,273  14,182,800  13,468,514
Weighted average
  diluted shares . . . . .  14,260,382  13,533,755  14,187,517  13,475,072
















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BANYAN STRATEGIC REALTY TRUST






                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
                            (Dollars in thousands)


                                              December 31,    December 31,
                                                  2000             1999
                                              ------------    ------------

Investment in Real Estate Held for Sale,
 at cost:. . . . . . . . . . . . . . . . .      $  205,686         199,264

    Less:  Accumulated Depreciation. . . .         (21,511)        (15,420)
                                                ----------      ----------
                                                   184,175         183,844
                                                ----------      ----------

Cash and Cash Equivalents. . . . . . . . .           2,393          13,097
Restricted Cash. . . . . . . . . . . . . .           2,378           2,668
Other Assets . . . . . . . . . . . . . . .           7,111           7,038
                                                ----------      ----------

Total Assets . . . . . . . . . . . . . . .      $  196,057         206,647
                                                ==========      ==========

Loans and Bonds Payable. . . . . . . . . .      $  119,652         132,681
Other Liabilities. . . . . . . . . . . . .           6,738           6,415
Minority Interest. . . . . . . . . . . . .           2,317           2,256
Shareholders' Equity . . . . . . . . . . .          67,350          65,295
                                                ----------      ----------

Total Liabilities and
  Shareholders' Equity . . . . . . . . . .      $  196,057         206,647
                                                ==========      ==========





























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
BANYAN STRATEGIC REALTY TRUST


                                                   PORTFOLIO SUMMARY

                                                                                       Scheduled Lease Expirations
                                                                         Occu-         ---------------------------
                                                          Square         pancy                               After
                               Location                   Footage          %          2001    2002    2003   2003
                               --------                  ---------       -----        ----    ----    ----   -----
FLEX/INDUSTRIAL
 Milwaukee Industrial
  Properties                   Milwaukee, Wisconsin        235,800         92%         18%     39%      6%     29%
 Elmhurst Metro Court          Elmhurst, Illinois          140,800         86%         29%     12%      6%     39%
 Willowbrook Industrial
  Court                        Willowbrook, Illinois        84,300         99%         32%     28%     34%      5%
 Lexington Business Center     Lexington, Kentucky         308,800         70%          9%      5%     11%     45%
 Newtown Business Center       Lexington, Kentucky          87,100         98%         39%     16%      9%     34%
 6901 Riverport Drive          Louisville, Kentucky        322,100         55%          0%      0%      0%     55%
 Avalon Ridge Business Park    Norcross, Georgia            57,400        100%          0%      0%     39%     61%
 Tower Lane Business Park      Bensenville, Illinois        95,900         84%         31%     25%     11%     17%
 Metric Plaza                  Winter Park, Florida         32,000        100%          0%     69%     31%      0%
 Park Center                   Orlando, Florida             47,400         90%         32%     32%     11%     15%
 University Corporate Center   Winter Park, Florida        127,800         77%         39%     22%     13%      3%
 Johns Creek Office and
  Industrial Park              Duluth and Suwanee,
                               Georgia                     119,300        100%          0%     50%      0%     50%
                                                         ---------        ----        ----    ----    ----    ----
    Sub-Total                                            1,658,700         80%         16%     19%     10%     35%
                                                         ---------        ----        ----    ----    ----    ----
OFFICE
 Colonial Penn Building        Tampa, Florida               79,200         74%          0%      0%      0%     74%
 Commerce Center               Sarasota, Florida            81,100        100%         11%      5%      0%     84%
 Woodcrest Office Park         Tallahassee, Florida        264,900         87%         14%     20%     14%     39%
 Midwest Office Center         Oakbrook Terrace, Illinois   77,000        100%         28%     15%     50%      7%
 Phoenix Business Park         Atlanta, Georgia            110,600        100%          4%     18%      9%     69%
 Butterfield Office Plaza      Oak Brook, Illinois         200,800         91%         22%     39%     11%     19%
 Southlake Corporate Center    Morrow, Georgia              56,200         94%         32%     35%      6%     23%
 University Square
  Business Center              Huntsville, Alabama         184,700         93%         29%     24%     10%     30%
 Technology Center             Huntsville, Alabama          48,500        100%          0%      0%      0%    100%
 Airways Plaza Office Center   Memphis, Tennessee           87,800         19%          4%      5%      8%      2%
 Peachtree Pointe
  Office Park                  Norcross, Georgia            71,700         83%         21%     13%     19%     30%
 Avalon Center Office Park     Norcross, Georgia            53,300        100%          0%      0%     13%     87%
 Sand Lake Tech Center         Orlando, Florida             84,100         97%          0%      0%     38%     59%
 Technology Park               Norcross, Georgia           145,700         96%         24%      4%     40%     28%
                                                         ---------        ----        ----    ----    ----    ----
    Sub-Total                                            1,545,600         88%         16%     16%     16%     40%
                                                         ---------        ----        ----    ----    ----    ----





                                                                                      Scheduled Lease Expirations
                                                                         Occu-      ------------------------------
                                                          Square         pancy                               After
                               Location                   Footage          %          2001    2002    2003   2003
                               --------                  ---------       -----        ----    ----    ----   -----
RETAIL
 Northlake Tower
  Shopping Center              Atlanta, Georgia            321,600         98%          2%      7%     13%     76%
                                                         ---------        ----        ----    ----    ----    ----

    Total                                                3,525,900         85%         15%     17%     13%     40%
                                                         =========        ====        ====    ====    ====    ====

